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                       AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT, dated as of September 7, 1999, is by and between Zale Corporation, a Delaware corporation ("Company"), and Beryl B. Raff ("Executive").

         WHEREAS, Executive and Company entered into that certain Employment Agreement dated August 1, 1998 which sets forth the terms and conditions for Executive's continued employment with the Company (the "Agreement"); and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company to amend certain provisions of the Agreement in order to retain and motivate Executive; and

         WHEREAS, Executive and Company now desire to amend such provisions of the Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereby agree as follows:

         1. Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:


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                  "1. EMPLOYMENT. Executive agrees to enter into the continued
         employment of the Company, and the Company agrees to employ Executive, on the terms and conditions set forth in this Agreement. Executive agrees during the term (as hereinafter defined) to devote substantially all of her business time, efforts, skills and abilities to the performance of her duties as stated in this Agreement and to the furtherance of the Company's business. Executive's job title will be President and Chief Executive Officer and her duties will be those as are designated by the Board of Directors of the Company ("Board"), consistent with this position. Executive further agrees to serve without additional compensation as an Officer or Director, or both, of any subsidiary, division or affiliate of the Company or any other entity in which the Company holds an equity interest, provided, however, that (a) the Company shall indemnify Executive from liabilities in connection with serving in any such position to the same extent as her indemnification rights pursuant to the Company's Certificate of Incorporation, Bylaws and applicable Delaware law, and
         (b) such other position shall not materially detract from the responsibilities of Executive pursuant to this Section 1 or her ability to perform such responsibilities."

         2. Section 2(b) of the Agreement is hereby amended as follows:

         The second sentence of Section 2(b) Incentive Bonus shall be changed to read as follows:

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                  "Executive is eligible to receive 100% of her base salary in accordance with the terms and conditions of the Executive Bonus
         Program."

         IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first above written.




                               By:      /s/ Beryl B. Raff
                                        ----------------------------------------
                                        Beryl B. Raff



                               ZALE CORPORATION


                               By:      /s/ Robert J. DiNicola
                                        ----------------------------------------
                                        Robert J. DiNicola
                                        Chairman of the Board of Directors